Exhibit 10.27

This Note and payment hereof are subject to and governed by the terms of a Subordination Agreement dated as of November 1, 2013 by and among the Lender named below, Glaukos Corporation and Comerica Bank, the provisions of which are incorporated herein by this reference and made a part hereof.

FORM OF PROMISSORY NOTE DUE DECEMBER 31, 2016

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Laguna Hills, California

November 1, 2013

FOR VALUE RECEIVED, GLAUKOS CORPORATION, a Delaware corporation (“Company”), unconditionally promises to pay,                                (“Lender”), in the manner and at the place hereinafter provided, the principal amount of                          Dollars ($                        ) and interest thereon as provided below.  Interest only will be payable on this Note on the last day of each month commencing on November 30, 2013 and ending on December 31, 2014.  Thereafter, principal and interest will be payable on this Note, in consecutive monthly installments, consisting of $                       each, on the last day of each month commencing January 31, 2015 and ending December 31, 2016; provided that the last such installment shall be in the amount necessary to pay this Note in full.  Notwithstanding the foregoing, upon the occurrence of a Company Sale (as defined in that certain Agreement by and between Company and GMP VISION SOLUTIONS, INC., dated as of December 12, 2006, as amended from time to time), the entire remaining principal balance and all accrued and unpaid interest as of the date of such Company Sale shall be automatically immediately due and payable without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company).

Interest on the unpaid principal amount will accrue, from the date hereof until paid in full, at the rate of 5% per annum; provided that any payment of principal or interest that is not paid in full within thirty (30) days of its due date shall bear interest payable upon demand at a rate that is 5% per annum in excess of the rate of interest otherwise payable under this Note.  In addition, interest on this Note shall be payable on the date of any prepayment or acceleration of this Note (to the extent accrued on the amount being prepaid or accelerated).  All computations of interest shall be made by Lender on the basis of a 365/366-day year, for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).  In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable law.

1.                                      Payments.  All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to the Lender at                                               , Attn:                                           , or at such other place as Lender may direct.  Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note.  Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited.  Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Company hereunder with respect to payments of principal or interest on this Note.

2.                                      Prepayments.  Company shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty.  Any prepayment hereunder shall be accompanied by any unpaid interest accrued on the principal amount of the Note being prepaid to the date of such prepayment.

3.                                      Events of Default.  Except to the extent restricted by the Subordination Agreement, the occurrence of any of the following events shall constitute an “Event of Default”:

(a)         failure of Company to pay any principal, interest or other amount due under this Note within one hundred twenty (120) days of the date such amount is due, provided, that if an Event of Default occurs pursuant to this Section 3(a), such Event of Default shall be deemed to have occurred as of the date that such payment was originally due; or

(b)         (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

(c)          an order for relief shall be entered with respect to Company, or Company shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company shall make an assignment for the benefit of creditors; or Company shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

(d)         Company shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Note or any endorsement of this Note or any other obligation to Lender; or

(e)          If there is any default or other failure to perform by the Company under that certain Loan and Security Agreement, dated as of June 5, 2013, by and between Comerica Bank and Company, as it may be amended from time to time resulting in a right by Comerica Bank to accelerate the maturity of the indebtedness owed thereunder; or

(f)           Lender shall not have or shall cease to have a valid and perfected second priority security interest in the collateral described in the Security Agreement.

4.                                      Remedies.  Upon the occurrence of any Event of Default specified in Section 3(b) or 3(c) above, the principal amount of this Note together with accrued interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company).  Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Company, declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company.  Notwithstanding anything else in this Note to the contrary, upon the occurrence and during the continuance of any Event of Default, interest on the entire unpaid principal amount shall accrue, from the date of the occurrence of such Event of Default, at the rate of 10% per annum.

5.                                      Definitions.  The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of California or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Event of Default” means any of the events set forth in Section 3.

“Person” means any individual, partnership, limited liability company, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

“Security Agreement” means the Security Agreement dated as of the date hereof by and between Company and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Subordination Agreement” means the Subordination Agreement dated as of the date hereof by and among Lender, Company and Comerica Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

6.                                      Miscellaneous.

(a)                                 All notices and other communications provided for hereunder shall be in writing (including faxes) and mailed, telecopied, or delivered as follows: if to Company, at its address specified opposite its signature below; and if to Lender, at        , Attn:                             .; or in each case at such other address as shall be designated by Lender or Company.  All such notices and communications shall, when mailed, faxed or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by fax.  Electronic mail may be used to distribute routine communications; provided that no signature with respect to any notice, request, agreement, waiver, amendment, or other documents may be sent by electronic mail.

(b)                                 THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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IN WITNESS WHEREOF, Company has caused this Promissory Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

GLAUKOS CORPORATION

By:
Title:
Address:	26051 Merit Circle, Suite 103
Laguna Hills, CA 92653
Telephone:	(949) 367-9600
Fax:	(949) 949-9984
Email:	rharrison@glaukos.com

Signature Page to Promissory Note